Exhibit 16.1

July 17, 2012

Grant Thornton LLP One California Street, Suite 2300 San Francisco, CA 94111-5424 T 415.986.3900 F 415.986.3916 www.GrantThornton.com

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	GigOptix, Inc.
File No. 001-35520

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of GigOptix, Inc. dated July 17, 2012, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP